Exhibit 99.1

WARNER MUSIC GROUP ANNOUNCES FINANCE LEADERSHIP TRANSITION

NEW YORK, NY — July 31, 2026: Warner Music Group (Nasdaq: WMG) today announced that Armin Zerza, CFO & COO, has decided to step down from his role for personal reasons, effective immediately. He will remain available to the company through the end of the fiscal year to ensure a seamless transition.

WMG has initiated a formal search for its next CFO. In the interim, SVP, Global Controller and Chief Accounting Officer, Lou Dickler, a deeply respected finance leader within the organization, has been appointed Acting CFO. Dickler, who has previously served in this capacity, brings extensive financial expertise and deep knowledge of WMG’s operations, ensuring continuity and stability across the company’s financial operations.

“Armin has been an instrumental leader and member of the executive team during a crucial period of growth and transformation,” said Robert Kyncl, CEO of Warner Music Group. “We thank Armin for his outstanding business and financial leadership and enduring contributions to WMG, and we wish him all the best.”

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